UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2012

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Changes

On February 21, 2012, J. Michael Anderson, Senior Vice President and Chief Financial Officer of Exterran GP LLC, informed the board of directors (the “Board”) of Exterran GP LLC that he intends to leave Exterran effective April 2, 2012. Exterran GP LLC is the general partner of Exterran General Partner, L.P., which is the general partner of Exterran Partners, L.P. (“we”). In connection with Mr. Anderson’s departure, on February 21, 2012, the Board appointed David S. Miller as Senior Vice President and Chief Financial Officer of Exterran GP LLC, to be effective April 2, 2012 immediately following Mr. Anderson’s departure.

Mr. Miller, 48, was elected as a director of Exterran GP LLC in March 2009. He has served as Vice President and Chief Financial Officer, Eastern Hemisphere of Exterran Energy Solutions, L.P. since August 2010, and previously served as Vice President and Chief Financial Officer of Exterran GP LLC from March 2009 to August 2010. Prior to that, Mr. Miller served as Chief Operating Officer of JMI Realty, a private real estate investment and development company, from October 2005 to January 2009. From April 2002 to September 2005, Mr. Miller was a partner with SP Securities LLC, a private investment banking firm. Prior to joining SP Securities LLC, Mr. Miller served in positions of increasing responsibility with the Energy Investment Banking department of Merrill Lynch & Co, Inc. (a financial management and advisory firm) from May 1993 to March 2002, including as Vice President beginning in 1996 and as Director beginning in 1999. Mr. Miller holds a B.S. in finance from Southern Methodist University and an MBA from Northwestern University J.L. Kellogg Graduate School of Management.

Mr. Miller’s annual base salary for 2012 has been set at $280,000, beginning on the effective date of his assumption of his new position with us. His target 2012 bonus opportunity under the Exterran Holdings, Inc. Incentive Program for 2012, discussed below, has been set at 50% of his base salary for 2012. Neither we nor Exterran GP LLC has any form of employment agreement with Mr. Miller, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. There are no other arrangements or understandings between Mr. Miller and any other person pursuant to which he was appointed as Senior Vice President and Chief Financial Officer. There are no family relationships between Mr. Miller and any executive officer or director of Exterran GP LLC or us. There are no related party transactions involving Mr. Miller to report pursuant to Item 404(a) of Regulation S-K.

Adoption of Incentive Program for 2012

On February 22, 2012, the compensation committee of the board of directors of Exterran Holdings, Inc. (the “Exterran Holdings compensation committee”) adopted a short-term incentive program (the “2012 Incentive Program”) to provide the short-term incentive compensation element of Exterran Holdings’ and our total direct compensation program for this year. Under the 2012 Incentive Program, each executive officer will be eligible to receive short-term incentive compensation in the form of a cash award based on the Exterran Holdings compensation committee’s assessment of Exterran Holdings’ performance for 2012 relative to the key performance indicators listed below, as well as such other factors or criteria that the Exterran Holdings compensation committee in its discretion deems appropriate.

The Exterran Holdings compensation committee has determined that the key performance indicators for 2012 will relate to the following:

•	Exterran Holdings’ financial performance, including EBITDA, ratio of debt to EBITDA, selling, general and administrative expense and working capital;

•	Exterran Holdings’ safety, to be assessed by specific corporate, regional and group metrics for the incident rate for recordable injuries and/or the number of vehicle incidents;

•	Customer service, to be assessed by various regional and group metrics for measuring and enhancing customer service, including equipment service availability and manufacturing quality; and

•	People, to be assessed by successful implementation of various regional and group initiatives intended to optimize and improve Exterran Holdings’ overall human capital and retention.

With respect to D. Bradley Childers, the President and Chief Executive Officer, the Exterran Holdings compensation committee intends to award performance-based short-term incentive compensation under the 2012 Incentive Program based on (1) the Exterran Holdings compensation committee’s assessment of Exterran Holdings’ performance relative to the financial and safety performance indicators listed above and (2) Mr. Childers’ individual contribution toward those performance indicators, including his demonstrated leadership and implementation of Exterran Holdings’ business strategy. No specific weight will be made as between Exterran Holdings’ performance and individual contribution. The Exterran Holdings compensation committee has reserved the right to modify the list of performance indicators as well as target levels of one or more of these indicators in its discretion based on internal and external developments during the course of 2012.

With respect to the other executive officers, the Exterran Holdings compensation committee intends to award performance-based short-term incentive compensation under the 2012 Incentive Program based on (1) the Exterran Holdings compensation committee’s assessment of Exterran Holdings’ performance relative to the financial and safety performance factors listed above, (2) the performance of each officer’s business group relative to the financial, safety, customer service and people performance indicators listed above, (3) each officer’s individual contributions, including demonstrated leadership and implementation of Exterran Holdings’ business strategy, and (4) the recommendations of Exterran Holdings’ Chief Executive Officer. No specific weight will be made as between Exterran Holdings’ performance, business group performance and individual contribution. The Exterran Holdings compensation committee has reserved the right to modify the list of performance indicators as well as target levels of one or more of these indicators in its discretion based on internal and external developments during the course of 2012.

Each executive officer’s target bonus payment under the 2012 Incentive Program will be a specified percentage of that individual’s base salary, and each executive officer’s actual bonus payment may be paid out at a level of 0% to approximately 200% of target bonus based on the Exterran Holdings compensation committee’s review of the factors set forth in the three preceding paragraphs, as may be adjusted by the Exterran Holdings compensation committee in its discretion. In determining the target 2012 bonus opportunity for each of the following individuals, the Exterran Holdings compensation committee considered the relative responsibility of each executive officer and his potential impact on the achievement of Exterran Holdings’ performance criteria. Those target 2012 bonus opportunities (expressed as a percentage of each current named executive officer’s base salary for 2012), are as follows:

Executive Officer	Title	2012 Bonus Target (% of Base Salary)

D. Bradley Childers	President and Chief Executive Officer	100

Joseph G. Kishkill	Senior Vice President	70

Daniel K. Schlanger	Senior Vice President	70

We anticipate that awards under the 2012 Incentive Program for the year ending December 31, 2012 will be determined and paid in the first quarter of 2013. Pursuant to the terms of an omnibus agreement between us, our general partner, Exterran Holdings and others (the “Omnibus Agreement”), we will reimburse Exterran Holdings for that portion of our named executive officers’ compensation, including any 2012 annual incentive bonuses awarded under the 2012 Incentive Program, allocated to us.

Base Salaries for 2012

The 2012 annual base salaries of our current named executive officers have been set as follows:

Executive Officer	Title	2012 Base Salary ($)

D. Bradley Childers	President and Chief Executive Officer	500,000

Joseph G. Kishkill	Senior Vice President	345,000

Daniel K. Schlanger	Senior Vice President	355,000

Pursuant to the terms of the Omnibus Agreement, we will reimburse Exterran Holdings for that portion of our named executive officers’ compensation, including the 2012 base salaries, allocated to us.

Item 8.01	Other Events

On February 23, 2012, we issued a press release announcing the departure of Mr. Anderson and the appointment of Mr. Miller as our Senior Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Exterran Partners, L.P., dated February 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

February 23, 2012	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President and General Counsel

Exhibit Index

99.1	Press release of Exterran Partners, L.P., dated February 23, 2012